XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K accompanying this statement.

The undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc., each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of XM Satellite Radio Holdings Inc. for the period ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of XM Satellite Radio Holdings Inc.

Date: February 28, 2008	/s/ NATHANIEL A. DAVIS
Nathaniel A. Davis President and Chief Executive Officer

Date: February 28, 2008	/s/ JOSEPH J. EUTENEUER
Joseph J. Euteneuer Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to XM Satellite Radio Holdings Inc. and will be retained by XM Satellite Radio Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.